UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010 (April 20, 2010)

FIRST FARMERS AND MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	000-10972	62-1148660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

816 South Garden Street Columbia, Tennessee	38402-1148
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (931) 388-3145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Securities Holders.

First Farmers and Merchants Corporation (the “Corporation”) held its annual meeting of shareholders on April 20, 2010. At the annual meeting, the shareholders of the Corporation elected each of the nominees to serve as directors of the Corporation until the 2011 annual meeting of shareholders or until his or her successor is qualified and elected. The voting results were as follows:

Director Nominee	For	Against	Abstention/Broker Non-Vote
Kenneth Abercrombie	3,360,581	0	222,104
James L. Bailey, Jr.	3,353,909	6,672	222,104
Mary Darlene Baxter	3,360,581	0	222,104
H. Terry Cook, Jr.	3,360,581	0	222,104
Jonathan M. Edwards	3,360,581	0	222,104
Tom Napier Gordon	3,358,623	1,958	222,104
Rebecca Hawkins	3,359,901	680	222,104
Dalton M. Mounger	3,359,901	680	222,104
Timothy Pettus	3,359,901	680	222,104
Joseph Remke III	3,359,901	680	222,104
Matthew M. Scoggins, Jr.	3,360,581	0	222,104
T. Randy Stevens	3,359,301	1,280	222,104
Willard Lacy Upchurch	3,360,581	0	222,104
William R. Walter	3,360,561	20	222,104
Dan C. Wheeler	3,360,581	0	222,104
David S. Williams	3,360,581	0	222,104

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FARMERS AND MERCHANTS CORPORATION

	By:	/s/ Patricia P. Bearden
Patricia P. Bearden
Assistant Treasurer

Date: May 6, 2010